EXHIBIT 99.10(B)

                     Written Consent of PricewaterhouseCoopers, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (the "Registration Statement") of our reports dated February 17, 1999 and February 11, 1999, except as to Note 20, which is as of April 27, 1999, relating to the financial statements of Phoenix Home Life Variable Accumulation Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, respectively, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
April 27, 1999